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                                                                EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-42325) and related Prospectus, and Registration Statements on Form S-8 (Nos. 2-65727, 2-80553, 2-90910, 2-94151, 33-10381, 33-32109,
33-40246, 33-43925, 333-34489, 333-38291 and 333-38293) of Mallinckrodt Inc.,
of our report dated March 6, 1995, with respect to the consolidated statements of operations, stockholders' equity and cash flows of Puritan-Bennett Corporation for the year ended January 31, 1995, included in the Current Report on Form 8-K/A No. 1 of Mallinckrodt Inc.


                                                /s/ Ernst & Young LLP

Kansas City, Missouri
June 12, 1998